UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

GOLD LAKES CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 Enterprise Parkway, Suite 340 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

(216) 916-9303

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 4.01 CHANGES IN COMPANY’S CERTIFYING ACCOUNTANT.

(a)

On July 31, 2017 Gold Lakes Corp. (the “Company”) dismissed ZBS Group, LLC. (“ZBS”), the principal accountant for the Company. The Company’s Board of Directors approved the dismissal of ZBS on the same date. None of the reports of ZBS, on the Company’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the year ended July 31, 2016, filed with the Commission on November 15, 2016, contained a going concern qualification in the Company’s audited financial statements.

There were no disagreements between the Company and ZBS, for the two most recent fiscal years and any subsequent interim period through July 31, 2017 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of ZBS, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)	The Company’s Board of Directors is currently reviewing engagement proposals to serve as its principal accountant to audit the Company’s financial statements as successor to ZBS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

16.1	Letter of ZBS Group LLP, dated July 31, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD LAKES CORP.

Date: July 31, 2017	By:	/s/ Christopher P. Vallos
Christopher P. Vallos
President

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